Exhibit 99.1

BRAVEHEART FINANCIAL SERVICES LIMITED

CONTENTS
Page

Independent auditors’ report	1 - 2

Profit and loss account	3

Balance sheet	4

Notes to the financial accounts	5 - 7

BRAVEHEART FINANCIAL SERVICES LIMITED

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBERS OF BRAVEHEART FINANCIAL SERVICES LIMITED

We have audited the financial accounts on pages 3 to 7. These financial accounts have been prepared in accordance with the accounting policies set out therein and the requirements of the Financial Reporting Standard for Smaller Entities (effective January 2005).

Respective responsibilities of the directors and auditors

The company’s directors are responsible for the preparation of these financial accounts in accordance with applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice).

Our responsibility in this assignment is to audit these financial accounts in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland). For the avoidance of doubt, this is not a statutory audit as defined by the Companies Act.

This report is made solely to the company’s former members (being Mr. B. Taylor and Mr. J. Oakley). Our audit work has been undertaken so that we might state to the company’s former members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company’s former members as a body, for our audit work, for this report, or for the opinions we have formed.

We report to you our opinion as to whether the financial accounts give a true and fair view. We also report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit.

We read the directors’ report and consider the implications for our report if we become aware of any apparent misstatement within it.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial accounts, and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial accounts.

BRAVEHEART FINANCIAL SERVICES LIMITED

INDEPENDENT AUDITORS’ REPORT (continued)

TO THE MEMBERS OF BRAVEHEART FINANCIAL SERVICES LIMITED

Opinion

In our opinion the financial accounts give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of the company’s affairs as at 31 March 2006 and of its loss for the year then ended.

/s/ Saffery Champness

Saffery Champness	March 1, 2007

Chartered Accountants, United Kingdom
Registered Auditors	Beaufort House
2 Beaufort Road
Clifton
Bristol
BS8 2AE

BRAVEHEART FINANCIAL SERVICES LIMITED

PROFIT AND LOSS ACCOUNT
		Year ended 31 March 2006 (audited)	Period ended 31 March 2005 (unaudited)
	Notes	£	£
Administrative expenses		(66,530)	—

Loss on ordinary activities before taxation	2	(66,530)	—

Tax on loss on ordinary activities		19,959	—

Loss on ordinary activities after taxation	8	(46,571)	—

The notes on pages 5 to 7 form part of these financial accounts.

BRAVEHEART FINANCIAL SERVICES LIMITED

BALANCE SHEET
			As at 31 March 2006		As at 31 March 2005
			(audited)		(unaudited)
	Notes	£	£	£	£
Fixed assets
Tangible assets	3		21,750		—

Current assets
Debtors	4	19,959		1
Creditors: amounts falling due within one year	5	(88,270)		—

Net current liabilities			(68,311)		1

Total assets less current liabilities			(46,561)		1

			(46,561)		1

Capital and reserves
Called up share capital	7		10		1
Profit and loss account	8		(46,571)		—

Shareholders’ funds - equity interests			(46,561)		1

The notes on pages 5 to 7 form part of these financial accounts.

/s/ BJ Taylor	/s/ JP Oakley
BJ Taylor March 1, 2007	JP Oakley March 1, 2007
Director	Director

BRAVEHEART FINANCIAL SERVICES LIMITED

NOTES TO THE FINANCIAL ACCOUNTS

FOR THE YEAR ENDED 31 MARCH 2006 AND THE PERIOD ENDED 31 MARCH 2005

1	Accounting policies

1.1	Accounting convention

	The financial accounts are prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective January 2005).

1.2	Tangible fixed assets and depreciation

	Tangible fixed assets are stated at cost less depreciation. A full years depreciation is charged in the year of addition and no charge is made in the year of disposal. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

	Motor vehicles 25% straight line

2	Operating loss
		2006 (audited) £	2005 (unaudited) £
	Operating loss is stated after charging:
	Depreciation of tangible assets	7,250	—
	Auditors’ remuneration	3,000	—
	Directors’ emoluments	5,000	—

3	Tangible fixed assets
		£	£
	Cost
	At beginning of period	—	—
	Additions	29,000	—

	At end of year	29,000	—

	Depreciation
	At beginning of period	—	—
	Charge for the period	7,250	—

	At end of year	7,250	—

	Net book value
	At end of year	21,750	—

4	Debtors
		£	£
	Deferred tax asset (see note 6)	19,959	—

BRAVEHEART FINANCIAL SERVICES LIMITED

NOTES TO THE FINANCIAL ACCOUNTS (continued)

FOR THE YEAR ENDED 31 MARCH 2006 AND THE PERIOD ENDED 31 MARCH 2005

5	Creditors: amounts falling due within one year
		2006 (audited) £	2005 (unaudited) £
	Other creditors	88,270	—

6	Provision for liabilities and charges

	The deferred tax asset (included in the debtors, note 4) is made up as follows:
		£	£
	Profit and loss account	(19,959)	—

		£	£
	Decelerated capital allowances	(1,350)	—
	Tax losses available	(18,609)	—

		(19,959)	—

7	Share capital
		£	£
	Authorised
	100,000 Ordinary shares of 1p each	1,000	1,000

	Allotted, called up and fully paid
	1,000 Ordinary shares of 1p each	10	1

	On 12 October 2005 the 1 £1 share capital was subdivided and reclassified into 100 ordinary shares of 1 penny each, and 900 1 pence shares were issued at par.

8	Statement of movements on profit and loss account
		Profit and loss account £	Profit and loss account £
	Retained loss for the period	(46,571)	—

BRAVEHEART FINANCIAL SERVICES LIMITED

NOTES TO THE FINANCIAL ACCOUNTS (continued)

FOR THE YEAR ENDED 31 MARCH 2006 AND THE PERIOD ENDED 31 MARCH 2005

9	Related party transactions

During the year ended 31 March 2006, B J Taylor charged £11,000 to the company for the use of his office and £708 for sundry office costs.

10	Post balance sheet events

During the post balance sheet period, 200,181 £1 preference shares were issued to B J Taylor at par. Loans and loan facilities totalling £175,000 were also entered into from B J Taylor, of which £100,000 was drawn down.

In July 2006, the company agreed to the sale of the company’s share capital, and in December 2006 the controlling party became Evercore Partners Inc., a company registered on the New York Stock Exchange.

Braveheart Financial Services Limited completed its registration with the Financial Services Authority on 1 August 2006.